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                                                                   Exhibit 10.9

THIS SALE AND PURCHASE AGREEMENT is made 1st day of January 1999

BETWEEN

(1) CHENG CHAO MING and CHING KWOK LEUNG both of Room 1008-9 Shun Tak Centre, West Tower, 168-200, Connaught Road Central, Hong Kong ("the Vendor");

(2) JENSON INTERNATIONAL TRAVEL SERVICES LIMITED whose registered office is situate at 12/F Flats A & B, Gold Union Commercial Building, 71 Connaught Road Central, Hong Kong ("the Company") and

(3) WONDERWIDE CONSULTANTS LIMITED, a company incorporated in British Virgin Islands ("the Purchaser").

WHEREAS

(1) The Company is a company limited by shares incorporated in Hong Kong, with 100,000 ordinary shares of HK$10.00 each at par issued. Mr. Cheng Chao Ming holds 75,000 shares and Mr. Ching Kwok Leung holds 25,000 shares.

(2) Mr. Cheng and Mr. Ching (collectively "the Vendor") agreed to sell their respective share of the Company to the Purchaser, and the Purchaser agrees to purchase the same on the following terms and conditions.

IT IS HEREBY AGREED that:

1.       INTERPRETATION

1.1      (a)      "The parties" means all of the parties to this Agreement.


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         (b)      "Warranties" means the representations, warranties and
                  undertakings on the part of the Vendor set out in the Schedule hereto.

1.2 A document expressed to be "in the agreed form" means a document the terms of which have been approved by or on behalf of each of the parties thereto and a copy of which has been signed for the purposes of identification by or on behalf of which have been approved by or on behalf of each of the parties thereto and a copy of which has been signed for the purposes of identification by or on behalf of each of them.

1.3 References to Clauses and Schedules relate to this Agreement unless otherwise stated.

1.4 Words importing the singular number shall include the plural number and vice versa and words importing a gender shall include every gender.

1.5 Headings of Clauses are for reference only and shall be ignored in construing this Agreement.

2.       SALE AND PURCHASE OF SHARES

2.1 Subject to and on the terms and conditions set out in this Agreement, the Vendor shall sell and the Purchaser shall purchase 100,000 shares of HK$10.00 each (collectively called "the Sale Shares") free from all charges, liens, encumbrances, equities, claims and other third party rights whatsoever and together with all benefits and rights attached or accruing to them including but without limitation the right to receive all dividends and distributions (if any).

2.2 The total consideration payable by the Purchaser to the Vendor for the Sale Shares shall be HK$200,000.00 which shall be paid on completion.

2.3 Completion of the sale and purchase of the Sale Shares ("Completion") shall take place upon signing of this Agreement by the parties.

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2.4      At Completion and against payment of BK$200,000.00 in manner in (b)
         below:

         (a)      The Vendor shall jointly and severally deliver to the
                  Purchaser:

                  (i) all original and copies of documents and papers (if any) now held by the Vendor jointly or severally in relation to the business of the Company;

                  (ii) sold notes and Instruments of transfer in respect of the Sale Shares duly executed by the Vendor respectively in favour of the Purchaser and its nominee together with the related share certificates;

         (b) The Purchaser shall deliver cashier order or solicitors' cheque for HK$200,000.00 payable to the Vendor or their authorised recipient as they may direct in payment and full discharge of the consideration for the Sale Shares.

2.5 All stamp duty (if any) payable in respect of the sale and purchase of the Sale Shares shall be borne by the Purchaser solely.

3.       WARRANTIES

3.1      The Vendor jointly and severally:

         (a) represents, warrants and undertakes to Purchaser that each of the Warranties will, save as disclosed to the Purchaser prior to Completion, be true and accurate in all material respects at Completion and is now and will at all times between the date hereof and Completion be true and accurate in all material respects;

         (b) accepts that the Purchaser is entering into this Agreement in reliance upon each of the Warranties; and

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         (c)      undertakes to indemnify the Purchaser against any losses,
                  costs, expenses, charges or liabilities which it may suffer or incur arising out of or in connection with:

                  (i) any of the Warranties being untrue, misleading or having been breached in a material respect;

                  (ii) the settlement of any claim that any of the Warranties are untrue, misleading or have been breached;

                  (iii) any legal proceedings in which the Purchaser claims that any of the Warranties are untrue or misleading or have been breached and in which judgment is given for the Purchaser; or

                  (iv)     the enforcement of any such settlement or judgment.

3.2 Without prejudice to any other remedy available to the Purchaser or its ability to claim damages on any basis which is available to it by reason of any of the Warranties being untrue or misleading or being breached in a material respect, the Vendor jointly and severally undertake with the Purchaser that the Vendor will, at the direction of the Purchaser, pay to the Purchaser or (in the case of a liability to another person which has not been discharged) the person to whom the liability has been incurred an amount equal to any loss, deficiency or liability of the Purchaser arising from any of the Warranties being untrue, misleading or breached in a material respect and which would not have existed or arisen if the Warranty in question had not been untrue, misleading or breached in a material respect.

3.3 Each of the Warranties shall constitute a separate and independent warranty to the intent that the Purchaser have a separate claim and right of action in respect of every breach of any of the Warranties (provided that the Purchaser not be entitled to recover more than once in respect of the same loss) and save as expressly provided to the contrary, no Warranty shall limit or govern the extent or application of any other Warranty.

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4.       LEGAL COSTS

4.1 Each party shall bear its own costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement.

5.       LAW AND JURISDICTION

5.1 This Agreement shall be governed by and construed in accordance with Hong Kong law and each of the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in respect of any claim or matter arising under this Agreement.

6.       MISCELLANEOUS

6.1      Each of the parties:

         (a) acknowledges and confirms that it has entered into this Agreement in consideration of each of the other parties entering into this Agreement; and

         (b) agrees to do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give full effect to the terms and intent of this Agreement.

6.2 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address set out above. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered, when actually delivered to the relevant address.

6.3 No failure or delay by any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or


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         remedy. Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

6.4 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

6.5 The Agreement shall be binding on the successors and assigns of the parties.

         As WITNESS whereof the parties hereto have caused this Agreement to be executed on the date and year first above written.



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SIGNED by Cheng Chao Ming                   )
                                            )
in the presence of:                         )






SIGNED BY Ching Kwok Leung                  )
in the presence of:                         )






SIGNED by CHENG CHAO MING                   )
for and on behalf of the Company            )
in the presence of:                         )






SIGNED by CHENG CHAO MING                   )
for and on behalf of the Purchaser          )
in the presence of:                         )


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                                  THE SCHEDULE
                                 The Warranties

The Vendor jointly and severally hereby represents and warrants to and covenants and undertakes with the Purchaser that as at the date of this Agreement and as at Completion:

1.       Recitals

1.1 The facts stated in the recitals of this Agreement are and will on Completion be in all respects true, accurate and complete.

2.       Shareholding and Shares etc.

2.1 The Vendor are and will at Completion be the beneficial owner of the Sale Shares.

2.2 The Sale Shares will not at Completion be subject to any claim, option, charge, lien, encumbrance or equity and no person has any right to call for the issue of any shares in the capital of the Company.

3.       Accounts

3.1 Save as disclosed, the. Company has not outstanding any loan, loan capital and any deposits which it has not repaid and has not granted any loans or deposited any money, which has not been repaid; it has not agreed to borrow or lend any such money; and the Company does not own the benefit of any debt (whether present or future) other than debts due to it and it is not a party to any factoring, discounting or other arrangement with respect to passing the benefit of such debts to any other person provided always that the foregoing shall not apply to any transactions performed made or entered into in the ordinary course of its business.

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3.2      The Company will, at Completion, be the owner of and will have good title to all of the assets included in the Accounts given to the Purchaser and no such assets will, pending completion, be disposed of without the Purchaser's prior written consent.

3.3 Save as disclosed in this Agreement, the Company has not entered into any agreement for professional services, construction or for the purchase of material equipment, plant, machinery, furniture, fixture or fitting and vehicle or any asset except in the ordinary course of business.

3.4 Save as disclosed to the Purchaser, the Company has not created any mortgage, charge, lien, debenture or other security interest or encumbrance of any kind which is still subsisting over the whole or any part of its undertakings or assets.

3.5 Save as disclosed in this Agreement, since the incorporation of the Company:-

         (a) the business of the Company has been continued to be carried on in its ordinary course both as regards the nature, scope and manner of conducting the business and so as to maintain the business as a going concern;

         (b) there has been no involuntary transfer, other form of security or encumbrance on, over or affecting the whole or any part of the undertaking, property or assets of the Company and no agreement, arrangement or commitment to give or create any of the foregoing;

         (c) the Company has only entered into transactions and incurred liabilities in the ordinary course of its day-to-day business;

         (d) the assets of the Company have not been depleted by any unlawful or unauthorised act on the part of any person;

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         (e)      no dividend has been declared or paid on and no distribution of capital made in respect of any share capital of the Company and no loans or loan capital have been repaid In whole or in part; and

         (f) there has been no material adverse change in the financial position or prospects of the Company.

4.       Corporate Records and Affairs

4.1 The Company has since incorporation carried on no business other than being a travel company.

4.2 The Company is not engaged in any litigation or arbitration proceedings and no such proceedings are pending or threatened against the Company and the Vendor knows of no facts or matters likely to give rise to any such proceedings or prosecutions.

4.3 The Company is not in default of any of its obligation or in breach of any restriction, whether contractual or statutory or otherwise.

4.4 Save as disclosed in this Agreement, since the incorporation of the Company and up to and inclusive of Completion, there has not been, nor will there be, depleting of the assets of the Company regardless of whether such deletion be due to any unlawful act on the part of any person or otherwise.

4.5 Save as disclosed to the Purchaser, the Company is not and will not at Completion be indebted to any person and will not at Completion have any outstanding mortgages, debentures, loan capital, bank overdraft or similar indebtedness or contingent liabilities or other contracts or engagements whatsoever.

4.6 There has been and will at Completion be no material adverse change in the position, business, finance or prospects of the Company.

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4.7      Since its incorporation, the company has not entered into any unusual contracts or undertaken any long term or onerous obligations whatsoever which has not been disclosed in this Agreement.

4.8 All resolutions passed whether by the directors or the shareholders of the Company have been, and will until Completion be, duly and accurately recorded in the minute books of the Company the there are no resolutions whatsoever which have not been so recorded.

4.9 All resolutions recorded in the minute books of the Company have been duly and validly passed by the directors or shareholders of the Company (as the case may be).

4.10 The Company has since its incorporation complied and will up to Completion comply with all applicable laws and regulations whether of Hong Kong or elsewhere and there is and will be no violation of, or default with respect to any statute, regulation, order, decree or judgment of any court of Hong Kong or any foreign country which could have a material adverse effect on the assets or operations of the Company.

4.11 All necessary licenses, consents, permits and authorities (if any) have been duly obtained by the Company and all such licenses, consents, permits and authorities are and will until Completion be valid and subsisting, and the Company is not in breach of any of the terms or conditions of any such licenses, consents, permits and authorities.

4.12 Save as disclosed to the Purchaser on or before the signing of this Agreement, there are no outstanding contracts, engagements or liabilities, whether ascertained or contingent and whether quantified or disputed, of the Company.

4.13 Save as disclosed in this Agreement as at the date of this Agreement there are not outstanding with respect to the Company:

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         (a)      any agreement or arrangement, whether by way of guarantee, indemnity or otherwise, under which the company is under a prospective or contingent liability in respect of the obligations of any other person;

         (b) any liability for any statutory or governmental levy or charge;

         (c) any power of attorney or other authority (express or implied) which is still outstanding or effective to or in favour of any person to enter into any contract or commitment or to do anything on behalf of the Company,

         (d) any dispute with any revenue, or other official, department in Hong Kong or elsewhere, in relation to the affairs of the Company, and there are no facts which may give rise to any such dispute.

4.14 Save as disclosed in this Agreement, compliance with the terms of this Agreement does not and will not:

         (a) conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which the Company is party, or any provision of the Memorandum or Articles of Association of the Company or any encumbrance, lease, contract, order, judgment, award, Injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;

         (b) relieve any person from any obligation to the Company (whether contractual or otherwise), or enable any person to determine any such obligation, or any right or benefit enjoyed by the Company, or to exercise any right, whether under an agreement with, or otherwise in respect of, the Company;

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         (c)      result in the creation, imposition, crystallization or
                  enforcement of any encumbrance whatsoever on any of the assets of the Company; and

         (d) result in any present or future indebtedness of the Company becoming due, or capable of being declared due and payable prior to its stated maturity.

4.15     The company has not:

         (a) committed any breach of any statutory provision, order, by-law or regulation binding on it, or of any provision of its Memorandum or Articles of Association, or of any trust deed, agreement or license to which it is a party, or of any covenant, mortgage, charge or debenture given by it;

         (b) entered into any transaction which is still executory and which is or may be enforceable by it by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal; or

         (c) omitted to do anything required or permitted to be done by it necessary for the protection of its title to or for the enforcement or the preservation of any order of priority any properties or rights owned by it.

5.       Subsidiary

5.1      The company does not have any subsidiary.

6.       General Matters

6.1 All the information given in this Agreement including the Recitals, Schedules and Exhibits is and will at Completion be true, accurate and complete in all material respects and are not misleading in any respect for any reason whatsoever.

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6.2      There are no material facts or circumstances, in relation to the financial condition of the Company, which have not been fully and fairly disclosed to Rohtak, and which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser or otherwise affect the amount of consideration for the Sale Shares to enter into this Agreement.

7.       Compliance with Legal Requirements

7.1 The Company has power and has been duly authorised to carry on its business and to own its properties and assets and, has complied with and will at Completion comply with all the provisions of all applicable laws, regulations and orders relating thereto in the conduct of its business or otherwise and has duly paid all stamp duty, capital duty, registration or other fees payable in connection with the Company and all issues of shares, debentures or other securities.

7.2 All such consents, approvals, licenses, registrations and clearances as shall be required from any governmental or regulatory authority or any person for or in connection with the business of the Company have been obtained (and, if the same have been granted subject to any conditions, such conditions have been fulfilled) and are validly subsisting and, to the best of knowledge of the Vendor after having made all reasonable enquiries, there are no circumstances which might lead to the cancellation, withdrawal or suspension of the foregoing.

7.3 The Company has not committed and is not liable for any criminal, illegal, or unauthorised act or is in breach of any obligation whether imposed by or pursuant to any statute, contract or otherwise and none of the activities or contracts or rights of the Company Is ultra vires, unauthorised, invalid or in breach in any material respect of any contract or covenant and no outstanding notices have been served on the Company may be interested have been duly stamped and are in the possession of the Company.

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7.4      The books and records of the company have been brought up-to-date in compliance with all the legal requirements and directions to which the Company is subject and all returns, particulars, resolutions or other documents required to be delivered by the Company to the relevant authorities have been duly executed, delivered, filed or registered In proper form and on due dates, and all resolutions passed whether by the directors or members of the company have been duly and accurately recorded in the minute books thereof.


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                        Dated the 1st day of January 1999


                               (1) CHENG CHAO MING
                                       AND
                                   CHING KWOK LEUNG

                               (2) JENSON INTERNATIONAL
                                   TRAVEL SERVICES LIMITED

                               (3) WONDERWIDE
                                   CONSULTANTS LIMITED





                                SALE AND PURCHASE
                                    AGREEMENT




                          MESSRS. NG, YEUNG & PARTNERS
                                   SOLICITORS
                           901, 9/F, CROCODILE HOUSE 2
                           55 CONNAUGHT ROAD CENTRAL,
                                    HONG KONG
                           TEL: 28549226 FAX: 28549227
                                 REF: WY/1/89098

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